Hughes Hubbard & Reed LLP                        One Battery Park Plaza
- --------------------------                       New York, New York 10004-1482
                                                 Telephone: 212-837-6000
                                                 Facsimile: 212-422-4726


                                  September 20, 1996


Transocean Offshore Inc.
4 Greenway Plaza
Houston, Texas  77046

Ladies and Gentlemen:

         Re:  Long-Term Incentive Plan
              ------------------------

         You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Transocean Offshore Inc. (formerly known as Sonat Offshore Drilling Inc.) (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company to be issued in accordance with the provisions of its Long-Term Incentive Plan (the "Plan").

         In this connection, and as a basis for the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for the purpose of giving this opinion. In stating our opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         The opinion expressed below is restricted to matters controlled by the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not members of the Delaware bar.

         Based upon the foregoing, it is our opinion that when (i) the Shares delivered upon exercise of stock options or stock appreciation rights or as supplemental payments with respect thereto shall have been issued for cash or other consideration in an amount at least equal to the aggregate par value of such shares and in accordance with the terms of the Plan, (ii) the Shares delivered as restricted stock subject to forfeiture upon a failure to render specified future services or as supplemental payments with respect thereto shall have been issued in consideration of the payment of cash or the rendition of prior services in an amount at least equal to the aggregate par value of such Shares, or delivered from the treasury of the Company, in either case in accordance with the terms of the Plan, (iii) the Shares delivered as restricted stock which are not subject to forfeiture or as supplemental payments with respect thereto shall have been issued in consideration of the rendition of prior services in an amount equal to the value of such Shares and in accordance with the terms of the Plan, and (iv) the Share certificates shall have been duly executed and delivered, the Shares will be validly issued, fully paid and nonassessable.

         In reaching our opinion with respect to the Shares  described in clause
(ii) above, we have concluded that the fact that such Shares are subject to forfeiture if the recipient thereof fails to provide services as specified in the grant letter with respect thereto should be regarded as substantially equivalent to a binding commitment to pay the balance of the purchase price over the amount paid in cash or prior services upon issuance.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                                  /s/ Hughes Hubbard & Reed LLP